                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         Thrustmaster, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

-------------------------------------------------------------[LOGO]


To the Shareholders of ThrustMaster, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ThrustMaster, Inc., an Oregon Corporation (the "Company"), will be held at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, on May 21, 1998, at 2:00 p.m. local time, for the following purposes:

1.   To elect directors of the Company;

2.   To approve the adoption of the Company's 1998 Stock Option Plan;

3. To approve the amendment of the Company's 1994 Stock Option Plan to comply with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended;

4. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year ending December 31, 1998; and

5. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 31, 1998 will be entitled to notice of and to vote at the meeting, and any adjournments thereof.

     Information concerning the Company's activities and operating performance during the year ended December 31, 1997 is contained in the Company's Annual Report to Shareholders which is enclosed.

     YOUR VOTE IS VERY IMPORTANT. All shareholders are invited to attend the meeting. Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it promptly in the enclosed return envelope. If you attend the meeting, you may vote in person if you wish even if you have returned your proxy.

                               By order of the Board of Directors,

                               /s/ Kent E. Koski
                               ----------------------------
                               Kent E. Koski,
                               Secretary
Hillsboro, Oregon
April 15, 1998

-------------------------------------------------------------[LOGO]


               PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     This proxy statement and the enclosed form of proxy are being mailed on or about April 15, 1998, to shareholders of ThrustMaster, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 21, 1998, at 2:00 p.m. local time, at the RiverPlace Hotel, located at 1510 Southwest Harbor Way, Portland, Oregon, and any adjournment thereof (the "Annual Meeting").

REVOCABILITY OF PROXIES

     A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation, or a duly exercised proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

     Only shareholders of record at the close of business on March 31, 1998 (the "Record Date") will be entitled to vote at the meeting. At the close of business on the Record Date, there were 4,371,449 shares of the Company's common stock ("Common Stock") outstanding.

QUORUM AND VOTING

     Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

     If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

     Shares represented by a properly executed proxy will be voted in accordance with the shareholder's instructions if given. If no instructions are given, shares will be voted "FOR" (i) the election of the nominees for directors named herein, (ii) the approval of the adoption of the Company's 1998 Stock Option Plan, (iii) the approval of the amendment of the Company's 1994 Stock Option Plan to comply with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of

1986, as amended (the "Code"), (iv) the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants and (v) in accordance with the recommendations of management on any other matters properly brought before the Annual Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

     Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, the Company's transfer agent.

SOLICITATION OF PROXIES

     This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain of the Company's directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The terms of the directors in each class expire at the annual meeting of shareholders in the years listed on the chart below. Each director was elected to the Board of Directors at the 1997 annual meeting of shareholders.

         Class A Directors      Class B Directors         Class C Directors
         --------------------------------------------------------------------
               1998                    1999                   2000
         Robert L. Carter      Stephen A. Aanderud       Graham E. Dorland
         G. Gerald Pratt       Gen. Merrill A. McPeak    Frederick M. Stevens
         Milton R. Smith       C. Norman Winningstad

     The Board of Directors has nominated Messrs. Carter, Pratt and Smith for re-election as directors in Class A, to serve for three-year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.

     Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

     Set forth below are the ages, as of the Record Date, and certain biographical information for each director and nominee.

     C. NORMAN WINNINGSTAD, 72, has served as Chairman of the Board since February 1994. He has served as a director of the Company since its inception. From 1970 to October 1991, Mr. Winningstad held at various times the positions of Chairman of the Board, Vice-Chairman, President and Chief Executive Officer of Floating Point Systems, Inc., a manufacturer of scientific computers. Mr. Winningstad has a B.S. degree in Electrical Engineering from the University of California at Berkeley, an M.B.A. degree from Portland State University, and an Honorary Doctorate of Law degree from Pacific University.

     STEPHEN A. AANDERUD, 48, became a member of the Board of Directors in August 1994. He has been employed by the Company since January 1993, serving as President and Chief Executive Officer since May 1994 and as Vice President of Finance and Administration prior to that time. From October 1991 to December 1992, he was the Director of Finance of Cray Research Superservers, Inc., a wholly-owned subsidiary of Cray Research. He is a Certified Public Accountant and received a B.S. degree in business from Portland State University.

     ROBERT L. CARTER, 55, has been a director of the Company since 1990, and is a former Chairman, President and Chief Executive Officer of the Company. Mr. Carter was the Company's first full-time employee and played a key role in the early design and development of certain ThrustMaster products. He has been the Chairman of the Board and Chief Executive Officer of Military Simulations, Inc., a publisher of entertainment software, since December 1993. He received a B.S.M.E. degree from the University of Missouri.

     GRAHAM E. DORLAND, 56, became a member of the Board of Directors in November 1993. Mr. Dorland is President of Dorland and Associates, a consulting group, and President and Chief Executive Officer of Nautamatic Marine Systems, Inc., a manufacturer of marine autopilots located in Newport, Oregon. From June 1993 to January 1995, he was Managing Partner of Snobird Aircraft Partners, a developer of experimental aircraft. From May 1982 to December 1992, Mr. Dorland was Chairman and President of ABX Air Inc., the wholly-owned airline subsidiary of Airborne Freight Corporation, doing business as Airborne Express.

     GENERAL MERRILL A. MCPEAK, 62, became a member of the Board of Directors in March 1996. He has been the President of McPeak and Associates, an international aerospace consulting firm, since January 1995. General McPeak spent 37 years in the United States Air Force, and was Chief of Staff from October 1990 to October 1994, when he retired. He also is a member of the Boards of Directors of Tektronix, Inc., Praegitzer Industries, Inc., TWA, Inc. and ECC International Corp., where he serves as Chairman of the Board. He holds a B.A. degree in economics from San Diego State University and an M.S. degree in international relations from George Washington University.

     G. GERALD PRATT, 70, has been a director of the Company since its inception. Since 1980, Mr. Pratt has been a private venture capitalist. Mr. Pratt has been a trustee of the Meyer Memorial Trust, a charitable trust, since 1978.

     MILTON R. SMITH, 62, has been a director of the Company since its inception. Mr. Smith served as the Company's President from October 1992 until May 1994 and as the Company's Secretary from July 1990 until April 1993 and again from December 1994 until May 1995. Since April 1997, Mr. Smith has been a member of the Board of Directors of Integrated Measurement Systems, Inc., a manufacturer of high performance engineering test stations. Mr. Smith was the President and Chief Executive Officer of Zeelan Technology, Inc., a software engineering company, from October 1994 until April 1995. Since May 1995, Mr. Smith has been a private venture capitalist. He recently completed terms as a member of the national Board of Directors and as Chairman of the Oregon Council of the American Electronics Association. He received a B.S. degree in physics from Portland State University, an M.S.E.E. degree from Oregon State University, and a J.D. degree from Lewis and Clark College.

     FREDERICK M. STEVENS, 61, became a member of the Board of Directors in December 1993. From April 1988 until his retirement in January 1991, Mr. Stevens was the Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc.

BOARD MEETINGS AND COMMITTEES

     During 1997, there were eight meetings of the Board of Directors. Each director during 1997 attended more than 75% of the aggregate number of Board of Directors' meetings and meetings of Board committees of which he was a member.

     The Board of Directors has a standing Audit Committee, consisting of Messrs. Dorland, Pratt, and Smith, that meets with the Company's Chief Executive Officer, Chief Financial Officer and the Company's independent public accountants to review the scope and findings of the annual audit. The Audit Committee held two meetings during 1997.

     The Board of Directors has a standing Compensation Committee currently consisting of Messrs. Carter, Stevens, Winningstad and General McPeak. The Committee considers and acts upon management's recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other forms of compensation for the Company's executive officers. The Compensation Committee makes recommendations to the Board of Directors. Executive officers who are also directors of the Company do not participate in decisions affecting their own compensation. The Compensation Committee held two meetings during 1997.

     The Board of Directors does not have a Nominating Committee or any other committee that performs a similar function.

COMPENSATION OF DIRECTORS

     During 1997, each nonemployee director received an annual fee of $3,000 and $250 for Board meetings and committee meetings attended, unless the committee meeting was held on the same day as a Board meeting. Upon becoming a director, each nonemployee director received options to purchase 16,480 shares of Common Stock under the Directors' Nonqualified Stock Option Plan of the Company. In 1997, each nonemployee director who had been a director for more than one year received options to purchase 4,120 shares of Common Stock at a price equal to the fair market value on the date of grant. No employee director receives additional compensation for his service as a director.

     Effective May 1998, nonemployee directors will receive an annual fee of $5,000. Effective February 1998, nonemployee directors receive $1,000 for Board meetings and committee meetings attended unless the committee meeting is held on the same day as a Board meeting, and $500 for attendance via telephone.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1997 were Messrs. Carter, Stevens, Winningstad and General McPeak. Mr. Carter is a former Chairman, President and Chief Executive Officer of the Company.

FAMILY RELATIONSHIPS

     There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

EXECUTIVE OFFICERS

     Set forth below are the ages, as of the Record Date, and certain biographical information for the executive officers of the Company.

        NAME              AGE             POSITION
Stephen A. Aanderud (1)   48  President, Chief Executive Officer

David K. Bergeson         38  Vice President, Sales

Frank M. Bouton           53  Vice President, New Technologies

G. Edward Brightman       40  Vice President, Operations

Kent E. Koski             54  Vice President, Finance and
                              Administration, Chief Financial
                              Officer and Secretary

Robert D. Martin          59  Vice President, Development

Ronald J. Resnick         49  Vice President, Marketing

----------

(1) For information regarding Mr. Aanderud, see "Board and Nominee Biographical Information."

     DAVID K. BERGESON has been employed by the Company since May 1997 as Vice President, Sales. Prior to joining the Company he was Director of Sales at Creative Labs from April 1995 to April 1997. Mr. Bergeson has held senior sales positions in the retail computer industry over the past 12 years. Mr. Bergeson started in the computer industry with Epson America. He later joined NEC Technologies as a Regional Director from October 1989 through October 1991. Mr. Bergeson co-founded Personal Computer Solutions in 1991, where he served as Vice President of Sales and Marketing until June 1994. From March 1994 to April 1995, he served as the Western Regional Manager for Sharp Electronics.

     FRANK M. BOUTON joined the Company in June 1992, having previously consulted with Robert L. Carter on the development of the Company's original products. He has been Vice President, New Technologies, since January 1996. From October 1992 to January 1996, he was Vice President, Engineering. From January 1987 to June 1992, Mr. Bouton was the President and owner of THECO Logic, Inc., a designer and manufacturer of hardware and software products for the medical field.

     G. EDWARD BRIGHTMAN has been employed by the Company since August 1992 and became Vice President, Operations, in October 1992. He has 18 years of experience in manufacturing and operation management. From October 1983 to August 1992, Mr. Brightman worked for Toyota Motor Sales, Toyota Motor Manufacturing and Vehicle Processors Inc. in management positions at several assembly plants and import facilities.

     KENT E. KOSKI has been employed by the Company since May 1995 as Vice President, Finance and Administration, Chief Financial Officer, and Secretary. For the five years prior to joining the Company, he was the Vice President of Finance for Avia Group International, Inc., an athletic footwear and apparel design and distribution company. Mr. Koski is a Certified Public Accountant and received B.S. and M.B.A. degrees from the University of Utah.

     ROBERT D. MARTIN has been employed by the Company since November 1994 and became Vice President, Strategic Planning, in January 1996, and Vice President, Development, in May 1997. Immediately prior to joining the Company he was a private consultant and in that capacity assisted the Company with the procurement of government contracts. Mr. Martin was a regional and line of business manager for National System & Research Company from May 1990 until December 1992. He has over 20 years of experience in senior management with medical electronics, systems integration and software development companies.

     RONALD J. RESNICK has been employed by the Company since May 1996 as Vice President, Marketing. Prior to joining the Company he was a marketing consultant from August 1995 until April 1996. From April 1994 through July 1995, Mr. Resnick was the Vice President and Publisher at Infotainment World, Inc., a book and magazine publishing company. He was Vice President, Business Development, at Prima Publishing, a book publishing company, from March 1992 until March 1994, and Product Marketing Manager at Software Toolworks, Inc., an entertainment software publishing company, from July 1990 to December 1991. Mr. Resnick has a B.S. degree in electrical engineering from Rutgers University.

     There are no arrangements or understandings pursuant to which any person has been appointed as an executive officer of the Company. The Company has no employment contracts with any of its executive officers.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company for 1997 to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                            SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                      AWARDS
                                                                  -------------
                                          ANNUAL COMPENSATION      SECURITIES        ALL OTHER
                                       ------------------------    UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      SALARY         BONUS (1)     OPTIONS (2)         (3)
---------------------------- ----      -------       -----------  -------------    -------------
Stephen A. Aanderud
     PRESIDENT AND CEO       1997      $155,000        $69,168        45,450          $3,304
                             1996       135,000         65,299        25,750           2,250
                             1995       120,000         20,160        10,300           1,650

Ronald J. Resnick (4)
     VICE PRESIDENT,         1997       130,000         42,088         9,270           1,073
       MARKETING             1996        78,692         28,172        41,020              --

Robert D. Martin
     VICE PRESIDENT,         1997       110,000         43,506         9,270           1,198
       DEVELOPMENT           1996        90,000         38,591        48,925           1,209
                             1995        55,208          2,650         3,605             448
G. Edward Brightman
     VICE PRESIDENT,         1997       110,000         35,228         9,270             968
       OPERATIONS            1996        90,000         32,445        18,540             988
                             1995        80,000          9,600        10,300           1,100

Frank Bouton
     VICE PRESIDENT,         1997       100,000         38,460         9,270             989
       NEW TECHNOLOGIES      1996        85,000         36,770        16,480             970
                             1995        80,000         11,520         6,180           1,100

----------

(1) Cash bonuses are paid to executive officers of the Company based upon their individual contributions to the Company and the Company's overall performance. Bonuses for a given year are paid in the first quarter of the following year.

(2) The number of shares reflects a 3% stock dividend declared by the Board of Directors on January 21, 1997.

(3)  Consists of the Company's matching contributions under its 401(k) plan.

(4)  Mr. Resnick joined the Company in May 1996.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 1997.

                               OPTION GRANTS IN 1997

                                                                      POTENTIAL REALIZABLE
                     NUMBER OF   PERCENT OF                              VALUE AT ASSUMED
                       SHARES      TOTAL     EXERCISE                 ANNUAL RATES OF STOCK
                     UNDERLYING   OPTIONS      PRICE                 PRICE APPRECIATION FOR
                      OPTIONS    GRANTED TO     PER                       OPTION TERM (4)
                      GRANTED    EMPLOYEES     SHARE    EXPIRATION   ------------------------
    NAME              (1) (2)     IN YEAR     (1) (3)       DATE          5%           10%
------------------  ----------- -----------  ---------  ----------   ------------  ----------
Stephen A. Aanderud    15,450      7.2%       $ 8.616     2/21/07       $ 83,793     $212,183

                       30,000     14.0         15.750    10/22/07        297,000      753,000

Ronald J. Resnick       9,270      4.3          8.616     2/21/07         50,276      127,310

Robert D. Martin        9,270      4.3          8.616     2/21/07         50,276      127,310

G. Edward Brightman     9,270      4.3          8.616     2/21/07         50,276      127,310

Frank M. Bouton         9,270      4.3          8.616     2/21/07         50,276      127,310

----------

(1) The number of shares and the exercise price reflect adjustments due to a 3% stock dividend declared by the Board of Directors on January 21, 1997.

(2) Options may terminate before their expiration dates if the optionee's status as an employee or director is terminated. One-fourth of the shares of Common Stock covered by each such option vests and becomes exercisable on each of the first four anniversaries of the grant date.

(3) Based on the closing prices of the Common Stock as reported on The Nasdaq National Market on the respective grant dates.

(4) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information regarding exercises of stock options during 1997 by the Named Executive Officers and the year-end value of options held by such individuals.

         AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                                                NUMBER OF SHARES
                                             UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                   OPTIONS AT         IN-THE-MONEY OPTIONS AT
                           SHARES             DECEMBER 31, 1997 (1)    DECEMBER 31, 1997 (2)
                          ACQUIRED           ----------------------  ------------------------
                             ON      VALUE                 UNEXER-                   UNEXER-
      NAME                EXERCISE  REALIZED  EXERCISABLE  CISABLE   EXERCISABLE     CISABLE
----------------------    --------- --------  -----------  --------  -----------     --------
Stephen A. Aanderud        15,000   $122,467     90,317     64,763    $1,046,732     $209,504
Ronald J. Resnick              --         --     10,300     40,170        78,186      272,302
Robert D. Martin            1,900      8,450     10,330     45,965        78,407      316,526
G. Edward Brightman         5,000     40,510     57,315     23,175       682,641      144,607
Frank M. Bouton                --         --      4,120     21,630        31,212      131,379

----------

(1) Gives effect to the 3% stock dividend declared by the Board of Directors on January 21, 1997.
(2) Calculated based on the difference between the option exercise price and the closing price of the Common Stock on December 31, 1997 ($12.688 per share). The potential values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     It is the duty of the Compensation Committee to evaluate the performance of management, review levels of compensation, and consider related matters.

     The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of executive officers should be contingent upon the performance of the Company and the individual executive officer as well. As a result, a substantial portion of an executive officer's compensation is "at risk," with annual bonus compensation constituting a significant portion of total compensation.

     The compensation programs of the Company are designed to align the executive officers' compensation with the strategic goals and performance of the Company and underlying interests of the Company's shareholders. Accordingly, executive officers are generally granted options to

----------
     * Neither this Report nor the graph set forth below shall be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

purchase shares of the Company's stock under the Company's stock option plans tied to their level of compensation and contribution.

     In order to assure that executive officers' compensation is competitive and provides the incentives necessary to attract and maintain quality leadership, the Compensation Committee reviews compensation surveys prepared by third parties to assist in the performance of its duties. Factors considered by the Committee, among others, are how the Company's compensation compares to compensation paid by similar companies as well as the Company's current performance.

     The 1997 base compensation for Stephen A Aanderud, the Company's President and Chief Executive Officer, was established in January 1997 by the Board of Directors upon recommendation of the Compensation Committee based on the performance of the Company and Mr. Aanderud's contribution thereto during 1996. For purposes of determining Mr. Aanderud's annual bonus for 1997 and base compensation for 1998, the Compensation Committee reviewed in January 1998 the Company's 1997 operating performance. The Compensation Committee noted that under Mr. Aanderud's leadership, the following was achieved by the Company during 1997: (i) revenues increased to $45.5 million, a 47.6% increase over 1996; (ii) net income increased to $3.2 million, a 41.5% increase over 1996; and (iii) diluted earnings per share increased to $0.69, a 35.3% increase over 1996. Nearly all of the performance factors achieved by the Company during 1997 exceeded the initial 1997 targets established by the Company.

                    C. Norman Winningstad, Chairman
                    Robert L. Carter
                    Merrill A. McPeak
                    Frederick M. Stevens

              COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

     The following graph sets forth the Company's total cumulative shareholder return as compared to that of The Nasdaq Stock Market and of the Nasdaq Electronic Components Stocks for the period from February 24, 1995 (the first trading day of the Common Stock) through December 31, 1997. The total shareholder return assumes that $100 was invested at the beginning of the period in Common Stock of the Company, The Nasdaq Stock Market Index, and the Nasdaq Electronic Components Stocks Index, with all cash dividends reinvested on the date paid. Historical stock price performance is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

                                        NASDAQ ELECTRONIC
               NASDAQ STOCK MARKET      COMPONENTS STOCKS   THRUSTMASTER, INC.
               -------------------      ------------------  ------------------
 2/95                  100.00                100.00                100.00
12/95                  133.95                144.08                101.92
12/96                  164.75                249.08                117.31
12/97                  202.17                261.13                201.06


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                  AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership as of March 31, 1998 of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                      SHARES                    PERCENT
        NAME AND ADDRESS           BENEFICIALLY              BENEFICIALLY
    OF BENEFICIAL OWNER (1)          OWNED (2)                OWNED (2)
---------------------------------- ------------              -------------
C. Norman Winningstad (3)             483,220                     11.0
G. Gerald Pratt (4)                   444,198                     10.1
Milton R. Smith (5)                   364,292                      8.2
Robert L. Carter (6)                  344,090                      7.9
Simms Capital Management, Inc.
  55 RAILROAD AVENUE,
  GREENWICH, CONNECTICUT 06830        282,100                      6.5
Stephen A. Aanderud (7)               100,618                      2.2
G. Edward Brightman (8)                68,052                      1.5
Frank Bouton (9)                       51,012                      1.2
Graham E. Dorland (10)                 36,050                      *
Robert D. Martin (11)                  24,895                      *
Frederick M. Stevens (12)              24,308                      *
Ronald J. Resnick (13)                 22,918                      *
General Merrill A. McPeak (14)          9,270                      *
All Executive Officers and
 Directors as a group (14
 persons) (15)                      2,009,961                     42.0


----------

*   Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner identified is ThrustMaster, Inc., 7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For purposes of this table, a person is deemed to be the beneficial owner of securities that (i) can be acquired by such person within 60 days upon the exercise of options or warrants and
     (ii) are held by such person's spouse or other immediate family member sharing such person's household. Each beneficial owner's percentage ownership set forth below is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after March 31, 1998 have been exercised or converted.

(3) Includes 64,010 shares beneficially owned with spouse and 19,570 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(4) Includes 19,570 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(5) Includes 69,010 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(6) Includes 2,090 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(7) Includes 100,618 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 66,712 shares subject to options exercisable more than 60 days after March 31, 1998.

(8) Includes 64,268 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 25,672 shares subject to options exercisable more than 60 days after March 31, 1998.

(9) Includes 40,454 shares beneficially owned with spouse and 10,558 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 24,642 shares subject to options exercisable more than 60 days after March 31, 1998.

(10) Includes 16,480 shares beneficially owned with spouse and 19,570 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(11) Includes 24,880 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 40,865 shares subject to options exercisable more than 60 days after March 31, 1998.

(12) Includes 4,738 shares beneficially owned with spouse and 19,570 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 10,150 shares subject to options exercisable more than 60 days after March 31, 1998.

(13) Includes 22,918 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 37,002 shares subject to options exercisable more than 60 days after March 31, 1998.

(14) Includes 9,270 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 16,630 shares subject to options exercisable more than 60 days after March 31, 1998.

(15) Includes 418,930 shares subject to options exercisable within 60 days after March 31, 1998. Excludes 352,695 shares subject to options exercisable more than 60 days after March 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who beneficially own more than 10 percent of the Company's Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for such reports have been established. Persons subject to the
Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons have been complied with since the Company became subject to the Exchange Act provisions in March 1995.

STOCK OPTION PLANS

     Providing incentives for officers and key employees through the grant of stock options is an integral part of the Company's strategy. In 1994, the shareholders approved the 1994 Stock Option Plan ("1994 Plan") and the Directors' Nonqualified Stock Option Plan (the "Directors' Plan"). The purposes of the 1994 Plan were to retain the services of valued key employees of the Company, to encourage employees to acquire greater proprietary interest in the Company thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement to the hiring of new employees.

     The 1994 Plan is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee designated by the Board of Directors. Currently, the Board of Directors is acting as Plan Administrator. In accordance with the 1994 Plan, the Plan Administrator determines the employees to whom options are granted, the number of shares subject to each option, the exercise price and the vesting schedule of each option. Options generally vest over a four-year period, but may vest over a different period at the discretion of the Plan Administrator. Under the 1994 Plan, outstanding options vest, unless they are assumed by an acquiring entity, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company. Options granted under the 1994 Plan are exercisable for a period of 10 years from the date of grant, except that incentive stock options granted to persons who own more than 10% of the Common Stock terminate after five years. Vested options terminate 90 days after the optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. Unless otherwise determined by the Plan Administrator, the exercise price of options granted under the 1994 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. Under exercise, the aggregate exercise price may be paid to the Company (i) in cash, or (ii) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

     The Directors' Plan provides that current non-employee directors of the Company and persons who become non-employee directors of the Company shall be granted options to purchase 16,480 shares of Common Stock upon becoming directors. The exercise price for the grant of options to a director is the fair market value on the date of grant. Options granted under the Director's Plan are exercisable for a period of 10 years from the date of grant.
Options terminate 90 days after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination by death or disability.

     A total of 1,600,000 shares were made available for grant under the 1994 Plan and all prior Company stock option plans (excluding the Directors'
Plan). As of March 31, 1998, 348 shares were currently available for grant under the 1994 Plan. At its meeting on January 23, 1998, the Board of Directors adopted the 1998 Stock Option Plan ("1998 Plan") and reserved 1,000,000 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan, a copy of which is attached hereto as EXHIBIT A, is more fully described below under Proposal 2.

     At the same time, the Board determined it was in the best interests of the Company to amend the 1994 Plan to add certain provisions required by changes in the tax and securities laws to provide certain protections to employees of the Company with respect to grants previously made. Those amendments are attached as EXHIBIT B and are summarized below under Proposal 3.

           PROPOSAL 2:  APPROVAL OF THE ADOPTION OF THE 1998 STOCK
                               OPTION PLAN

1998 STOCK OPTION PLAN

     GENERAL. On January 23, 1998, the Board of Directors adopted the 1998 Stock Option Plan (the "1998 Plan"). The purpose of the 1998 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to employees (and persons offered employment), directors, officers, consultants, agents, advisors and independent contractors of the Company to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

     The total number of shares subject to outstanding options under all the Company's stock option plans, plus the number of shares available for new grants under the 1998 Plan as proposed to be adopted, is approximately 45.4% of the Company's total outstanding Common Shares. The proposed 1998 Plan is attached hereto as Exhibit A and is incorporated herein by this reference. Set forth below is a summary of certain important features of the 1998 Plan, which summary is qualified in its entirety by reference to the full text of the 1998 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1998 PLAN.

DESCRIPTION OF THE 1998 PLAN

     STOCK SUBJECT TO THE 1998 PLAN. Subject to adjustment from time to time as provided in the 1998 Plan, the maximum number of shares of Common Stock available for issuance under the 1998 Plan will be equal to the sum of: (a) 1,000,000 shares of Common Stock; (b) any shares of Common Stock available for future awards under (i) the 1994 Plan or (ii) the Directors' Plan, in each case as of the effective date of the 1998 Plan; and (c) any shares of Common Stock that are represented by awards granted under the 1994 Plan or the Directors' Plan, which are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company. As of March 31, 1998, 348 shares were available for future awards under the Company's 1994 Stock Option Plan and 57,000 shares were available for future awards under the Directors' Plan.

     Subject to adjustment from time to time as provided in the 1998 Plan, no more than 50,000 shares of Common Stock may be subject to aggregate awards under the 1998 Plan to any participant in any one year, except that the Company may make additional one-time grants of up to 100,000 shares to newly hired individuals, such limitation to be applied consistently with the requirements of, and only to the extent required for compliance with, certain provisions of Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

     Any shares of Common Stock that cease to be subject to an option will be available for issuance in connection with future grants under the 1998 Plan. Options also may be granted in replacement of, or as alternatives to, grants or rights under any other employee or compensation plan or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

     ELIGIBILITY TO RECEIVE OPTIONS. Options may be granted under the 1998 Plan to those officers, directors and employees of the Company and its subsidiaries as the plan administrator from time to time selects. As of March 31, 1998, approximately 134 officers, directors and employees would have been eligible to receive awards under the 1998 Plan. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries.

     TERMS AND CONDITIONS OF STOCK OPTION GRANTS. Options granted under the 1998 Plan may be ISOs or NSOs. The per share exercise price for each option granted under the 1998 Plan will be determined by the plan administrator, but will be not less than 100% of the fair market value of a share of Common Stock on the date of grant with respect to ISOs. For purposes of the 1998 Plan, "fair market value" means the closing price for a share of Common Stock as reported by the Nasdaq National Market for a single trading day. The closing sale price of the Common Stock on March 31, 1998, as reported on the Nasdaq National Market, was $12.75.

     The exercise price for shares purchased under options may be paid in cash or by check or, unless the plan administrator at any time determines otherwise, a combination of cash, check, shares of Common Stock which have been held for at least six months, delivery of a properly executed exercise notice together with certain irrevocable instructions to a broker, or such other consideration as the plan administrator may permit. The Company may require the optionee to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by the withholding or delivery of shares of Common Stock. The Company may withhold from any shares of Common Stock issuable pursuant to an option or from any cash amounts otherwise due from the Company to the recipient of the award an amount equal to such taxes. The Company may also deduct from any option any other amounts due from the recipient to the Company or any of its subsidiaries.

     The option term will be fixed by the plan administrator, and each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If the vesting schedule is not set forth in the instrument evidencing the option, the option will become exercisable in four equal annual installments beginning one year after the date of grant. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to be employed by, or to provide services to, the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will automatically terminate if the optionee's services are terminated for cause, as defined in the 1998 Plan.

     TRANSFERABILITY. No option will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, unless the plan administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code.

     CORPORATE TRANSACTION. In the event of certain mergers, consolidations, sales or transfers of substantially all the assets of the Company or a liquidation of the Company, each option that is at the time outstanding will automatically accelerate so that each such option becomes, immediately prior to such corporate transaction, 100% vested, unless, in the opinion of the Company's accountants, such acceleration would render unavailable pooling-of-interests accounting for the corporate transaction, and except that such option will not so accelerate if and to the extent such option is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation. Any such options granted to an "executive officer" (as defined for purposes of Section 16 of the Exchange
Act) of the Company that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event such holder's employment or services shall subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the successor corporation or parent thereof for cause or by the holder voluntarily without good reason.

     FURTHER ADJUSTMENT OF OPTIONS. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to options. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, options so as to provide for earlier, later, extended or additional time for exercise or settlement and other modifications, and the plan administrator may take such actions with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such actions before or after granting options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     ADMINISTRATION. The 1998 Plan will be administered by the Board of Directors or by a committee or committees appointed by, and consisting of two or more members of, the Board of Directors. The Board may delegate the responsibility for administering the 1998 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board of Directors deems appropriate. Committee members will serve for such terms as the Board of Directors may determine, subject to removal by the Board at any time. The Board of Directors will consider in selecting the plan administrator and the membership of any committee responsible for administering the 1998 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under Section 16 of the Exchange Act, or any successor provisions.

     AMENDMENT AND TERMINATION. The 1998 Plan may be suspended or terminated by the Board of Directors at any time. The Board may amend the 1998 Plan, as it deems advisable, subject to shareholder approval in certain instances, as set forth in the 1998 Plan. No ISOs may be granted under the 1998 Plan more than ten years after the date the 1998 Plan is adopted by the Board of Directors.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes the material federal income tax consequences to the Company and the participants in connection with the 1998 Plan under existing applicable provisions of the Code and the regulations thereunder. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee or holder. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

     A recipient will not have any income at the time an NSO is granted nor will the Company be entitled to a deduction at that time. When an NSO is exercised, the optionee will have ordinary income (whether the option price is paid in cash or by surrender of already owned shares of Common Stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. The Company will be entitled to a tax deduction with respect to an NSO at the same time and in the same amount as the recipient recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company's deduction in any one year for certain remuneration paid to certain executives in excess of $1 million) or otherwise limited under the Code.

     An optionee will not have any income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a preference item that could create an alternative minimum tax liability. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is normally a "disqualifying disposition,'' and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised.

     The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income, assuming that the deduction is not disallowed by Section 162(m) of the Code.

     NEW PLAN BENEFITS. Since awards under the 1998 Plan will be discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the fiscal year.

                PROPOSAL 3:  APPROVAL OF THE AMENDMENT OF THE 1994
                              STOCK OPTION PLAN

1994 STOCK OPTION PLAN

     PROPOSED AMENDMENTS.   On January 23, 1998, the Board of Directors
adopted, subject to shareholder approval, certain amendments to the 1994 Plan primarily to (i) conform the 1994 Plan to requirements under the Code, to allow the Company to deduct compensation paid to certain executive officers to the extent such compensation would exceed $1 million individually in any one year as the result of gain on exercise of options granted under the 1994 Plan and (ii) reflect changes to Rule 16b-3 under the Exchange Act. The amendments are attached hereto as Exhibit B.

     The amendments generally would modify the 1994 Plan as follows:

     - By requiring that in selecting any committee of the Board of Directors to administer the 1994 Plan, the Board of Directors will consider the provisions regarding "nonemployee directors", as contemplated by Rule 16b-3 under the Exchange Act, and "outside directors", as contemplated by
Section 162(m) under the Code.

     - By providing that options for no more than an aggregate of 50,000 shares of Common Stock may be granted to any participant under the 1994 Plan in any one year, except that the Company may make additional one-time grants of up to 100,000 shares to newly-hired participants in the 1994 Plan.

     - By limiting the applicability of certain restrictions on transfers of option shares by officers, directors and significant shareholders of the Company to shares issued upon exercise of options granted prior to January 23, 1998.

     - By authorizing the plan administrator to permit certain assignments and transfers of options by participants in the 1994 Plan to the extent permitted by Section 422 of the Code.

     - By deleting from the amendment provisions of the 1994 Plan certain requirements for shareholder approval no longer required by Section 16b-3 of the Exchange Act.

     As of March 31, 1998, 880,809 shares of Common Stock were subject to outstanding options under the 1994 Plan, 348 shares were available for the grant of new awards under the 1994 Plan, and the remaining shares authorized for issuance had been issued upon exercise of options. The exercise prices for outstanding options under the 1994 Plan range from $0.24 to $15.75 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1994 PLAN.

           PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                                   ACCOUNTANTS

     On January 23, 1998, the Board of Directors appointed Coopers & Lybrand L.L.P. to act as the independent accountants of the Company for the period ending December 31, 1998, subject to ratification of the appointment by the shareholders. Coopers & Lybrand L.L.P. has served as the Company's independent accounts since the Company's inception. Representatives of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

              SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than December 16, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     THE COMPANY'S 1997 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, THRUSTMASTER, INC., 7175 N.W. EVERGREEN PARKWAY #400, HILLSBORO, OREGON 97124.


                               /s/  Kent E. Koski
                               ----------------------
                               Kent E. Koski, Secretary
                               Portland, Oregon
                               April 15, 1998

                                EXHIBIT A

                            THRUSTMASTER, INC.

                           1998 STOCK OPTION PLAN


SECTION 1.     PURPOSE

     The purpose of the ThrustMaster, Inc. 1998 Stock Option Plan (the
"Plan") is to enhance the long-term shareholder value of ThrustMaster, Inc., an Oregon corporation (the "Company"), by offering opportunities to employees (and persons offered employment), directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.     DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     2.1  BOARD

     "Board" means the Board of Directors of the Company.

     2.2  CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     2.3  CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4  COMMON STOCK

     "Common Stock" means the common stock of the Company.

     2.5  CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

     2.6  DISABILITY

     "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

     2.7  EARLY RETIREMENT

     "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     2.8  EXCHANGE ACT

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.9  FAIR MARKET VALUE

     The "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing per share sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing per share sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

     2.10 GOOD REASON

     "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Optionee:

          (a) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee's employment for Cause, for Disability or as a result of his or her death, or by the Optionee other than for Good Reason;

          (b)  a reduction in the Optionee's annual base salary;

          (c) the Successor Corporation's requiring the Optionee (without the Optionee's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Optionee under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Optionee's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

     2.11 GRANT DATE

     "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

     2.12 INCENTIVE STOCK OPTION

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.13 NONQUALIFIED STOCK OPTION

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     2.14 OPTION

     "Option" means the right to purchase Common Stock granted under Section 7.

     2.15 OPTIONEE

     "Optionee" means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

     2.16 PLAN ADMINISTRATOR

     "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

     2.17 RETIREMENT

     "Retirement" means retirement as of the individual's normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     2.18 SECURITIES ACT

     "Securities Act" means the Securities Act of 1933, as amended.

     2.19 SUBSIDIARY

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

     2.20 SUCCESSOR CORPORATION

     "Successor Corporation" has the meaning set forth under Section 10.2.

SECTION 3.     ADMINISTRATION

     3.1  PLAN ADMINISTRATOR

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4.     STOCK SUBJECT TO THE PLAN

     4.1  AUTHORIZED NUMBER OF SHARES

     (a) Subject to the following provisions of this subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,000,000 shares of Common Stock; (ii) any shares of Common Stock available for future awards under the 1994 Stock Option Plan (the "1994 Plan") or the Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") as of the Effective Date (as defined in Section 14); and (iii) any shares of Common Stock that are represented by awards granted under the 1994 Plan or the Directors' Plan, which are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company.

     (b) If the Exercise Price of any stock option granted under the Plan or the 1994 Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     (c) Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

     (d) Shares issued under the Plan shall be drawn from authorized and unissued shares or shares.

     4.2  LIMITATIONS

     Subject to adjustment from time to time as provided in Section 10.1, not more than 50,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 100,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

     4.3  REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.     ELIGIBILITY

     Options may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Options may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6.     AWARDS

     6.1  FORM AND GRANT OF OPTIONS

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Options may be granted singly or in combination.

     6.2  ACQUIRED COMPANY OPTION AWARDS

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

SECTION 7.     TERMS AND CONDITIONS OF OPTIONS

     7.1  GRANT OF OPTIONS

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

     7.2  OPTION EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

     7.3  TERM OF OPTIONS

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

     7.4  EXERCISE OF OPTIONS

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


           Period of Optionee's
        Continuous Employment or Service
     With the Company or Its Subsidiaries             Percent of Total Option
             From the Grant Date                 That Is Vested and Exercisable
             -------------------                 ------------------------------
                After 1 year                                     25%

                After 2 years                                    50%

                After 3 years                                    75%

                After 4 years                                   100%


     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.
The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

     7.5  PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

     7.6  POST-TERMINATION EXERCISES

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Optionee's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Optionee at the date of such termination, only (a) within one year if the termination of the Optionee's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Optionee's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares purchasable by the Optionee at the date of the Optionee's death, by the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Optionee's employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If a Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.     INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

     8.1  DOLLAR LIMITATION

     To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

     8.2  10% SHAREHOLDERS

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

     8.3  ELIGIBLE EMPLOYEES

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

     8.4  TERM

     The term of an Incentive Stock Option shall not exceed 10 years.

     8.5  EXERCISABILITY

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

SECTION 9.     ASSIGNABILITY

     No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

SECTION 10.    ADJUSTMENTS

     10.1 ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Options to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 10.1 but shall be governed by Section 10.2.

     10.2 CORPORATE TRANSACTION

     (a) Except as otherwise provided in the instrument that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

     (b) Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. Any such Options granted to an "executive officer" (as that term is defined for purposes of Section 16 of the Exchange Act) of the Company that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Optionee's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason.

     (c) All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     (d) The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

     10.3 FURTHER ADJUSTMENT OF OPTIONS

     Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     10.4 LIMITATIONS

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11.    WITHHOLDING

     The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Subsidiary.

SECTION 12.    AMENDMENT AND TERMINATION OF PLAN

     12.1 AMENDMENT OF PLAN

     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

     12.2 TERMINATION OF PLAN

     The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

     12.3 CONSENT OF OPTIONEE

     The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 13.    GENERAL

     13.1 OPTION AGREEMENTS

     Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

     13.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN OPTIONS

     None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

     13.3 REGISTRATION

     The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     13.4 NO RIGHTS AS A SHAREHOLDER

     No Option shall entitle the Optionee to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

     13.5 COMPLIANCE WITH LAWS AND REGULATIONS

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of
Section 422 of the Code.

     13.6 NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

     13.7 SEVERABILITY

     If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 14.    EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     ADOPTED BY THE BOARD ON JANUARY 23, 1998, AND APPROVED BY THE COMPANY'S SHAREHOLDERS ON __________, 1998.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS


       Date of
      Adoption/
      Amendment/                                            Date of Shareholder
      Adjustment       Section      Effect of Amendment           Approval
      ----------       -------      -------------------           --------




-------------------------------------------------------------------------------
For EDGAR filing, language that will be added is preceded by a "<*>" and followed by a "</*>". Language that will be eliminated is preceded by a "<#>" and followed by a "</#>".
-------------------------------------------------------------------------------

                                    EXHIBIT B

                             1994 STOCK OPTION PLAN

                                   AMENDMENTS


     Set forth below are the provisions of the ThrustMaster, Inc. 1994 Stock Option Plan which are proposed to be amended. These provisions are marked to indicate the proposed amendments.

     2.   ADMINISTRATION.

     <#>This Plan shall be administered by the Board of Directors of the
Company (the "Board"), if each director is a "disinterested person" (as defined below). If all directors are not "disinterested persons," or if the Board so desires, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board, each of whom is a "disinterested person," which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose.</#> <*>This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee (the "Committee") appointed by and consisting of two or more members of the Board.
 So long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider in selecting the Committee the provisions regarding (a) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act and (b) "outside directors" as contemplated by Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code").</*> The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." <#>"Disinterested Person" shall be defined by reference to the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").</#>

     Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (f) determine the time or times at which Options shall be granted under this Plan; (g) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (h) determine all other terms and conditions of Options; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

     4.   STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of 50,000 shares plus the number of remaining, ungranted shares provided for by the Company's 1990 stock option plan, plus the number of currently granted shares which are subsequently forfeited pursuant to the terms of that plan. <*>Options for no more than 50,000 shares may be granted to any individual participant in the Plan in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 100,000 shares to newly hired participants in the Plan, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under 162(m) of the Code.</*>
The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan.

     5(h).     EXERCISE OF OPTIONS.

     Options shall be exercisable, either all or in part, at any time after vesting, until termination; PROVIDED, HOWEVER, that after registration of any of the Company's securities under Section 12 of the Exchange Act and regardless of when the Option is exercised, any Optionee who is an officer, director or ten percent (10%) shareholder of the Company shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option <*>with respect to grants of options occurring prior to January 23, 1998.</*> If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5(m) below) may be exercised; PROVIDED, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the

Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

     5(k).     TRANSFER OF OPTION.

     Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void. <*>Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit such assignment or transfer and may permit a holder of Options to designate a beneficiary who may exercise the Options; provided, however, that the Options so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.</*>

     11.  AMENDMENT OF PLAN.

     The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, HOWEVER, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; <#>and PROVIDED FURTHER, that any amendment for which shareholder approval is required by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"), in order for the Plan to be eligible or continue to qualify for the benefits of the Rule shall be subject to approval of the requisite percentage of the shareholders of the Corporation in accordance with the Rule.</#> Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

                            THRUSTMASTER, INC.
                      7175 N.W. EVERGREEN PARKWAY #400
                         HILLSBORO, OR 97124-5839

            PROXY FOR THE MAY 21, 1998 ANNUAL MEETING OF SHAREHOLDERS

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THRUSTMASTER, INC.

     The undersigned shareholder(s) of ThrustMaster, Inc. (the "Company") hereby appoint Stephen A. Aanderud and Kent E. Koski and each of them, as proxies, each with the power of substitution to represent and to vote, as designated in this proxy, all the shares of Common Stock of the Company held of record by the undersigned as of March 31, 1998, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Thursday, May 21, 1998, and at any and all adjournments thereof.


-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

    This proxy represents your shares of ThrustMaster, Inc. Common Stock.
        You must execute and return this proxy if you wish to vote these shares by proxy as set forth herein.

         PLEASE RETURN ONLY THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                   Please mark your votes as indicated in this example   /X/




1. ELECTION OF DIRECTORS

   FOR all nominees listed               WITHHOLD AUTHORITY
   below (except as marked to            to vote for all nominees
   the contrary below)                   listed below
       / /                                     / /

   INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
   NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S  NAME
   IN THE LIST BELOW

   Class A Nominees (term will expire in 2001):
   Robert L. Carter    G. Gerald Pratt    Milton R. Smith

                                                        FOR   AGAINST    ABSTAIN
2. APPROVAL OF 1998 STOCK OPTION PLAN                   / /     / /        / /




3. APPROVAL OF AMENDMENT OF 1994 STOCK                  / /     / /        / /
   OPTION PLAN to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended

4. RATIFICATION OF APPOINTMENT OF COOPERS &             / /      / /       / /
   LYBRAND LLP as the Company's independent accountants

5. ANNUAL MEETING R.S.V.P.:      I/WE       WILL be            WILL NOT be
   (Enter number of people                  attending   / /    attending   / /
   attending)                               the Annual         the Annual
                                            Meeting            Meeting


     Shares represented by properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders, based on the recommendations of management, as to any other matters that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS, BASED ON THE RECOMMENDATIONS OF MANAGEMENT, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.


SIGNATURE(S)                                                  DATED:      , 1998
            -------------------------------------------------       ------

Please sign exactly as name(s) appear on your stock certificate and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

-------------------------------------------------------------------------------
                         - FOLD AND DETACH HERE -



                            THRUSTMASTER, INC.

                     ANNUAL MEETING OF SHAREHOLDERS

                         Thursday, May 21, 1998
                               2:00 p.m.
                            RiverPlace Hotel
                        1510 Southwest Harbor Way
                            Portland, Oregon